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                                       1

                                 LOAN AGREEMENT

     This Loan Agreement (the "Agreement") dated as of October 16, 1998, by and among Joan L. Fitterling, as Trustee, or her successor in Trust of the Joan L. Fitterling Revocable Trust dated August 15, 1995, (the "Lender") and the Borrower described below.

     In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Lender and the Borrower agree as follows:

     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A. Borrower: Medical Technology Systems, Inc.

          B. Borrower's Address:
             12920 Automobile Boulevard
             Clearwater,  Florida  33762

          C. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

          D. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

          E. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by the Borrower in favor of Lender and all other documents, instruments (including, without limitation, warrants), guarantees, certificates and agreements executed and/or delivered by the Borrower in connection with the Loan.

          F. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.


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                                       2

     2. LOANS.

          A. Loan. The Lender hereby agrees to make a term loan to the Borrower in the principal amount of $200,000.00. The obligation to repay the loan is evidenced by a promissory note of even date herewith (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

          B. Use of Proceeds. The Borrower agrees that the proceeds of the Loan shall be used solely for working capital purposes and shall not be used to satisfy any obligations of any Borrower other than obligations incurred in the normal course of business of the Borrower.

          C. Extension of Loan. The maturity of the Note shall be automatically extended from June 1, 1999 until September 1, 1999 provided that: (a) no defaults exist under this Agreement; and (b) that the Loan is not subject to any setoff, defense or counterclaim by the Borrower.

     3.  REPRESENTATIONS  AND  WARRANTIES  OF  BORROWER.   The  Borrower  hereby
represents and warrants to the Lender as follows:

          A. Good Standing. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its respective incorporation and has the power and authority to own its property and to carry on its business in each jurisdiction in which the Borrower does business.

          B. Authority and Compliance. The Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of the Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and the Borrower is in compliance with all laws and regulatory requirements to which it is subject.

          C. Binding Agreement. This Agreement and the other Loan Documents executed by the Borrower constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their terms.


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                                       3


          D. Litigation. There is no proceeding involving the Borrower pending or, to the knowledge of the Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to the Lender in writing and acknowledged by the Lender prior to the date of this Agreement.

          E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of the Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on the Borrower or affecting its respective properties, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          F. Taxes. All taxes and assessments due and payable by the Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

          G. Financial Statements. The financial statements of the Borrower heretofore delivered to the Lender have been prepared in accordance with GAAP, applied on a consistent basis throughout the period involved, and fairly present the Borrower's financial condition as of the date or dates thereof. All factual information furnished by the Borrower to the Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date when such information is delivered to the Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          H. Place of Business. The Borrower's primary executive office is located at 12920 Automobile Boulevard, Clearwater, Florida 33762.

          I. Environmental. The conduct of the Borrower's business operations and the condition of the Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

          J. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

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                                       4


     4. REPRESENTATIONS AND WARRANTIES OF LENDER. The Lender hereby represents and warrants to the Borrower that the Lender: (a) is an "accredited investor," as that term is defined in Exhibit "A" to this Agreement, (b) has such knowledge and experience in financial and business matters rendering the Lender capable of evaluating the merits and risks of an investment in securities of the Company (a "sophisticated investor"), or (c) is not an accredited or sophisticated investor, but has appointed a "purchaser representative," as that term is defined in Exhibit "A," in connection with evaluating the merits and risks of an investment in securities of the Company.

     5. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of the Borrower under the Note, the Borrower will, unless the Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. Financial Statements and Other Information. Maintain a system of accounting satisfactory to the Lender and in accordance with GAAP applied on a consistent basis throughout the period involved, permit the Lender's officers or authorized representatives to visit and inspect the Borrower's books of account and other records at such reasonable times and as often as the Lender may desire, and pay the reasonable fees and disbursements of any accountants or other agents of the Lender selected by the Lender for the foregoing purposes. Unless written notice of another location is given to the Lender, the Borrower's books and records will be located at the Borrower's primary executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to the Lender.

               In addition, the Borrower will:

               (i) Furnish to the Lender audited financial statements of the Borrower for each fiscal year of the Borrower, within ninety
                    (90) days after the close of each such fiscal year.

               (ii) Furnish to the Lender  financial  statements of the Borrower for each quarter of each fiscal year of the Borrower, within forty-five (45) days after the close of each such period.

               (iii)Furnish to the Lender  promptly  such  additional  financial information and reports with respect to the business operations and financial condition of the Borrower as the Lender may reasonably request.

          B. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to the Lender and providing for at least 30 days prior notice to the Lender of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to the Lender prior to funding under the Loan and 30 days prior to each policy renewal.

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                                       5


          C. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

          D. Adverse Conditions or Events. Promptly advise the Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect the Borrower's financial condition or operations or the Lender's rights under the Loan Documents, (ii) any litigation filed by or against the Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $50,000.00.

          E. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

          F. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          G. Environmental. Immediately advise the Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting the Borrower's business operations; and (ii) all claims made or threatened by any third party against the Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. The Borrower shall immediately notify the Lender of any remedial action taken by the Borrower with respect to the Borrower's business operations. The Borrower will not use or permit any other party to use any Hazardous Materials at any of the Borrower's places of business or at any other property owned by the Borrower except such materials as are incidental to the Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. The Borrower agrees to permit the Lender, its agents, contractors and employees to enter and inspect any of the Borrower's places of business or any other property of the Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that the Borrower is complying with this covenant and the Borrower shall reimburse the Lender on demand for the costs of any such environmental investigation and audit. The Borrower shall provide the Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by the Borrower's business operations within five (5) days of the request therefore.

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                                       6

     6. NEGATIVE COVENANTS. Until full payment and performance of all obligations of the Borrower under the Note, the Borrower will, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

          A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower.

          B. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

          C. Dividends and Distributions. Make any distribution or pay any dividends (other than dividends payable in common stock of the Borrower) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or the retirement of any shares of any class of its capital stock.

          D. Management Change. Make any change in the president of the Borrower or the chief executive officer of the Borrower, if applicable.

     7. EVENTS OF DEFAULT. The Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of the Borrower to the Lender. The Borrower shall also be in default under this Agreement if (a) the Borrower defaults under the Second Amended and Restated Loan and Security Agreement dated as of September 5, 1996, as amended, by and among SouthTrust, the Borrower, Medical Technology Systems, Inc. ("MTS"), and certain other parties, and SouthTrust commences any enforcement or collection action (including without limitation any self help remedy) as a result thereof; (b) if the Borrower or MTS defaults under or refuses to issue any shares of stock pursuant to any stock warrant that is issued to the Lender in connection with the loan transaction contemplated by this Loan Agreement, or (c) the Lender's attorney does not receive the original stock certificate or certificates that are subject to the Pledge Agreement within ten (10) days from the date of this Agreement.

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                                       7

     8. REMEDIES UPON DEFAULT. If an event of default shall occur, the Lender shall have all rights, powers and remedies available under the Note and each of the Loan Documents as well as all rights and remedies available at law or in equity.

     9. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:                  Medical Technology Systems, Inc.
                                    12920 Automobile Boulevard
                                    Clearwater, Florida 33762
                                    Fax. No. (727) 573-1100

         Lender: Joan L. Fitterling, as Trustee, or her successor in Trust of the Joan L. Fitterling Revocable Trust dated August 15, 1995
                                    358 Bahia Vista Drive
                                    Indian Rocks Beach, Florida  33785
                                    Fax No. (727) 936-4892

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A. If sent by mail,  upon the  earlier  of the date of receipt or five
     (5) days after deposit in the U.S. Mail, first class postage prepaid;

          B. If sent by any other means, upon delivery.


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                                       8


     10. COSTS, EXPENSES AND ATTORNEYS' FEES. The Borrower shall pay to the Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees incurred by the Lender in connection with
(a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by the Lender for which the Borrower is obligated to reimburse the Lender in accordance with the terms of the Loan Documents.

     11. MISCELLANEOUS. The Borrower and the Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A. Cumulative Rights and No Waiver. Each and every right granted to the Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of the Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right preclude any other or future exercise thereof or the exercise of any other right. The Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or future notice or demand in similar or other circumstances.

          B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

          C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon the Borrower, its respective successors and assigns, and inures to the benefit of the Lender, its successors and assigns; however, no assignment or other transfer of the Borrower's rights or obligations hereunder shall be made or be effective without the Lender's prior written consent, nor shall it relieve the Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to the Lender shall be in form and content satisfactory to the Lender and its counsel.

          E. Partial  Invalidity.  The  unenforceability  or  invalidity  of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.



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                                       9


          F. Indemnification. Notwithstanding anything to the contrary contained in Section 11(G), the Borrower shall indemnify, defend and hold the Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from the Borrower's business operations, any other property owned by the Borrower or in the surface or ground water arising from any of the Borrower's business operations, or gaseous emissions arising from any of the Borrower's business operations or any other condition existing or arising from the Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. The Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Lender, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Lender to make any advances under the Loan shall not have expired.

          H. Counterparts. This Agreement may be executed in two or more counterparts any by facsimile transmission of signed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. WAIVER OF JURY TRIAL. AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, THE BORROWER AND THE LENDER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENTS, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF THE BORROWER OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER'S AGREEMENT TO MAKE THE LOAN TO THE BORROWER.

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                                       10


     13. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     14. JOINT VENTURE. Neither this Loan Agreement nor any other Loan Document creates or evidences a partnership or joint venture between the Borrower and the Lender. The relationship between the Borrower and the Lender is solely that of a debtor and creditor. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

                                     LENDER:

                                     ----------------------------------------
                                     Joan L. Fitterling,  as Trustee, or her
                                     successor in Trust of the Joan L.
                                     Fitterling Revocable Trust dated
                                     August 15, 1995

                                    BORROWER:

                                    MEDICAL TECHNOLOGY SYSTEMS, INC.

                                    By: _____________________________________
                                        Todd E. Siegel
                                        President

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                                       11


                                   EXHIBIT "A"

     With respect to individuals, an "accredited investor" is defined by Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended ("Reg D"), as (i) "any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000," (ii) "any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year," or (iii) "any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer."

         "Purchaser representative" is defined by Reg D as a person that is "not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer," unless the purchaser is (a) a relative of the purchaser representative by blood, marriage, or adoption, and is not more remote than a first cousin; (b) a trust or estate in which the purchaser representative and any persons related to him as described in sections
(a) or (c) of this paragraph collectively have more than 50% of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as trustee, executor, or in any similar capacity; (c) a corporation or other organization of which the purchaser representative and any persons related to him as described in sections (a) or (b) of this paragraph collectively are the beneficial owners of more than 50% of the equity securities (excluding directors' qualifying shares) or equity interests. A "purchaser representative" must have such knowledge and experience in financial and business matters that he is capable of evaluating (together with the purchaser or other purchaser representatives of the purchaser) the merits and risks of the prospective investment. A "purchaser representative" must also meet certain acknowledgement and disclosure requirements described in Reg D.